Exhibit 99.1
News Release

For Immediate Release	Contact:	Bob Lougee (800) 611-8488
Wednesday, February 23, 2011		bob.lougee@usamobility.com
USA Mobility Reports Fourth Quarter and 2010 Operating Results;
Announces Regular Quarterly Dividend
Subscriber and Revenue Trends Improve; Operating Expenses Decline;
$44.2 Million in Capital Returned to Stockholders in 2010
Springfield, VA (February 23, 2011) — USA Mobility, Inc. (Nasdaq: USMO), a leading provider of wireless messaging and communications services, today announced operating results for the fourth quarter and year ended December 31, 2010.
In addition, the Company’s Board of Directors declared a regular quarterly dividend distribution of $0.25 per share. The dividend distribution will be paid on March 31, 2011 to stockholders of record on March 17, 2011.
For the fourth quarter, total revenues were $54.6 million, compared to $56.7 million in the third quarter of 2010 and $65.4 million in the fourth quarter of 2009. EBITDA (earnings before interest, taxes, depreciation, amortization and accretion) was $16.9 million in the fourth quarter of 2010, compared to $21.0 million in the year-earlier quarter. Fourth quarter operating income was $12.7 million, compared to $12.2 million in the fourth quarter of 2009. Fourth quarter results were negatively impacted by a one-time litigation settlement expense of $2.1 million in connection with breach of contract claims and by $1.7 million in severance expenses for planned headcount reductions in 2011. Absent the one-time litigation settlement and severance expenses, operating income would have been $16.5 million and EBITDA $20.7 million.
Net income for the fourth quarter of 2010 was $40.5 million, or $1.82 per fully diluted share, compared to $3.6 million, or $0.16 per fully diluted share, in the year-earlier quarter. The significant increase in net income in the fourth quarter was largely the result of a $32.9 million decrease in the deferred income tax asset valuation allowance, which adjusted the balance of deferred income tax assets to their estimated realizable amounts. This resulted in an offsetting benefit to income tax expense. Excluding the income tax benefit, the one-time litigation settlement and severance expenses, net income in the fourth quarter would have been $10.0 million, or $0.45 per fully diluted share.
For the full-year 2010, revenues totaled $233.3 million, compared to $289.7 million in 2009, while EBITDA was $81.3 million, or 34.9 percent of revenue, compared to $99.3 million, or 34.3 percent of revenue, in the prior year. The Company reported net income for 2010 of $77.9 million, or $3.45 per fully diluted share, compared to a net income of $67.6 million, or $2.90 per fully diluted share, for 2009.
Key results and highlights for the fourth quarter and 2010 included:
•	Net unit losses were 61,000 in the fourth quarter, compared to 77,000 in the third quarter and 115,000 in the year-earlier quarter, while the quarterly rate of unit erosion improved to 3.2 percent from 3.8 percent in the third quarter and 5.0 percent in the fourth quarter of 2009. The annual rate of unit erosion was 13.4 percent in 2010, compared to 22.5 percent in 2009. Net unit losses were 293,000 in 2010 versus 633,000 in 2009. Units in service at year-end 2010 totaled 1,889,000, compared to 2,182,000 a year earlier.

•	The quarterly rate of revenue erosion improved to 3.6 percent in the fourth quarter from 4.1 percent in the third quarter. The annual rate of revenue erosion was 16.4 percent, compared to 18.4 percent in the third quarter and 22.4 percent in the year-earlier quarter. The year-over-year rate of revenue decline was 19.5 percent in 2010 compared to 19.4 percent in 2009.

•	Operating expenses (excluding depreciation, amortization and accretion) were $37.8 million for the fourth quarter, a reduction of 14.9 percent from $44.4 million in the year-earlier quarter. Fourth quarter 2010 operating expenses included a one-time litigation settlement expense of $2.1 million and severance expenses of $1.7 million. For 2010, operating expenses declined 20.2 percent to $151.9 million from $190.4 million in 2009. Expense reduction during the year was largely the result of continued network rationalization, staff reductions and implementation of other company-wide cost efficiencies.

•	Average revenue per unit (ARPU) was $8.74 for the fourth quarter, compared to $8.85 in the third quarter and $8.88 in the fourth quarter of 2009. For the year, ARPU totaled $8.84, compared to $8.77 in 2009.

•	EBITDA as a percentage of revenue (EBITDA margin) was 30.9 percent in the fourth quarter, compared to 32.2 percent the year-earlier quarter. Absent the severance and litigation settlement expenses, EBITDA margin would have been 37.8 percent in the fourth quarter of 2010.

•	Capital expenses were $4.7 million in the fourth quarter versus $5.0 million in the year-earlier quarter. For 2010, capital expenses totaled $8.7 million, compared to $17.2 million in 2009.

•	The Company generated $72.8 million in cash during the year from operating and investing activities and had an ending cash balance of $129.2 million at December 31, 2010.

•	The number of full-time equivalent employees declined from 672 at the beginning of the year to 540 at year-end as a result of various consolidation and expense control initiatives.
“Despite a still recovering economy, we made excellent progress in the fourth quarter and throughout 2010,” said Vincent D. Kelly, president and chief executive officer. “We continued to operate the Company profitably while meeting our primary performance goals, including improved rates of subscriber and revenue erosion, significant expense reduction, solid ARPU, strong operating margins and enhanced organizational efficiencies. We also continued to focus sales and marketing initiatives around our core market segments, especially Healthcare. In addition, we again met our goal of generating sufficient cash flow to return significant capital to stockholders.”
Kelly said subscriber and revenue trends, after deteriorating for much of 2008 and 2009, began to improve in the fourth quarter of 2009 and improved steadily throughout 2010 as the overall economy stabilized. “We were pleased to see marked improvement in the pace of subscriber and revenue erosion over the past year as our net loss rates reached their lowest level in more than five years. Healthcare continued to be our best performing market segment, contributing 73.8 percent of our direct gross placements in the fourth quarter, while a net churn of 1.1 percent among Healthcare accounts remained significantly lower than all other subscriber segments.” He added that the Healthcare market segment represented 62.9 percent of the Company’s direct subscriber base at year-end as well as 57.0 percent of direct paging revenue in the fourth quarter.
Kelly said USA Mobility paid cash distributions to stockholders totaling $2.00 per share during 2010, including regular quarterly cash distributions of $0.25 per share and a special cash distribution of $1.00 per share in the fourth quarter. The distributions represented a return of capital to stockholders of $1.90 per share, and cash dividends of $0.10 per share. “We were delighted to be able to return capital to stockholders during the year, consistent with our capital allocation strategy, as well as distribute a portion of cash as dividends. Over the past six years we have now returned $366.6 million to our stockholders. In addition,”

he noted, “we repurchased $8.9 million of our common stock during 2010, and have now repurchased a total of $51.7 million since the inception of our stock buy-back program in 2008.”
Shawn E. Endsley, chief financial officer, said: “Overall, we were pleased with our 2010 operating results, which met or exceeded our expectations. Although we continued to operate in a challenging environment, we were able to again reduce operating expenses at a faster pace than our revenue decline and thus maintain strong EBITDA margins throughout the year. At the same time, ARPU remained strong and capital expenses declined, allowing us to generate net operating cash flow after investing activities of $72.8 million.”
Endsley added: “For the year, operating expenses (excluding depreciation, amortization and accretion) declined 20.2 percent from 2009, outpacing the 19.5 percent year-over-year decline in revenues. In fact, our costs declined faster than revenues in 2010 for the fifth straight year. Expense savings were largely the result of significant progress in our network rationalization program, including lower site rents, combined with staff reductions and various cost savings efforts made throughout the Company.”
Endsley said the non-recurring expense items in the fourth quarter included a reduction to the deferred income tax asset valuation allowance of $32.9 million which resulted in a benefit to income tax expense, partially offset by $2.1 million in litigation settlement expense involving breach of contract claims and by $1.7 million in severance expenses for our 2011 headcount reduction plans. He added: “Excluding the one-time items, fourth quarter net income would have been $10.0 million, or $0.45 per fully diluted share.”
Commenting on the Company’s financial guidance, Endsley said: “We are pleased that once again our annual results were either within or better than the financial guidance we provided. Total revenue of $233.3 million was within our guidance range of $230 million to $235 million; operating expenses (excluding depreciation, amortization and accretion) of $151.9 million were below the guidance range of $156 million to $159 million; and capital expenses of $8.7 million were within the guidance range of $7 million to $9 million. With respect to wireless company guidance for 2011, the Company expects revenue to be in a range from $182 million to $192 million, operating expenses (excluding depreciation, amortization and accretion) to be in a range from $132 million to $136 million, and capital expenses in a range from $5 million to $7 million.”
* * * * * * * * *

USA Mobility plans to host a conference call for investors on its fourth quarter and 2010 results at 10:00 a.m. Eastern Time on Thursday, February 24, 2011. Dial-in numbers for the call are 719-325-2105 or 888-539-3686. The pass code for the call is 1716214. A replay of the call will be available from 2:00 p.m. ET on February 24 until 11:59 p.m. on Thursday, March 10. Replay numbers are 719-457-0820 or 888-203-1112. The pass code for the replay is 1716214.
* * * * * * * * *
About USA Mobility
USA Mobility, Inc., headquartered in Springfield, Virginia, is a comprehensive provider of reliable and affordable wireless communications solutions to the healthcare, government, large enterprise and emergency response sectors. As a single-source provider, USA Mobility’s focus is on the business-to-business marketplace and supplying wireless connectivity solutions to organizations nationwide. The Company operates the largest one-way paging and advanced two-way paging networks in the United States. In addition, USA Mobility offers mobile voice and data services through Sprint Nextel and T-Mobile, including BlackBerry® smartphones and GPS location applications. The Company’s product offerings include customized wireless connectivity systems for the healthcare, government and other campus environments. USA Mobility also offers M2M (machine-to-machine) telemetry solutions for numerous applications that include asset tracking, utility meter reading and other remote device monitoring applications on a national scale. For further information visit www.usamobility.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding USA Mobility’s future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause USA Mobility’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, the ability to continue to reduce operating expenses, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, government regulation, reliance upon third-party providers for certain equipment and services, as well as other risks described from time to time in periodic reports and registration statements filed with the Securities and Exchange Commission. Although USA Mobility believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. USA Mobility disclaims any intent or obligation to update any forward-looking statements.
Tables to Follow

USA MOBILITY, INC.
CONDENSED CONSOLIDATED RESULTS OF OPERATIONS (a)
(unaudited and in thousands, except share and per share amounts)

	For the three months ended
	3/31/09	6/30/09	9/30/09	12/31/09	3/31/10	6/30/10	9/30/10	12/31/10
Revenues:
Paging service	$72,021	$67,972	$63,308	$59,657	$57,832	$54,875	$52,778	$50,319
Cellular	991	775	980	795	708	624	532	499
Product sales	5,271	5,269	4,354	3,927	3,358	2,732	2,805	2,784
Other	1,408	1,129	856	993	886	881	595	1,046

Total revenues	79,691	75,145	69,498	65,372	62,784	59,112	56,710	54,648

Operating expenses:
Cost of products sold	1,669	1,421	1,593	1,513	1,209	1,134	819	1,051
Service, rental and maintenance	22,955	21,290	20,950	20,115	18,941	17,175	16,821	16,221
Selling and marketing	6,062	5,600	5,198	4,955	4,557	4,394	4,060	3,915
General and administrative	20,186	22,801	16,050	15,289	15,812	15,924	12,907	14,829
Severance and restructuring	190	52	15	2,480	314	41	86	1,738
Depreciation, amortization and accretion	11,270	11,174	10,689	8,781	7,304	6,698	5,899	4,226

Total operating expenses	62,332	62,338	54,495	53,133	48,137	45,366	40,592	41,980

% of total revenues	78.2%	83.0%	78.4%	81.3%	76.7%	76.7%	71.6%	76.8%

Operating income	17,359	12,807	15,003	12,239	14,647	13,746	16,118	12,668

% of total revenues	21.8%	17.0%	21.6%	18.7%	23.3%	23.3%	28.4%	23.2%

Interest income (expense), net	26	28	16	(1)	3	4	6	3
Other income (expense), net	112	(42)	185	275	78	180	2,320	227

Income before income tax expense (benefit)	17,497	12,793	15,204	12,513	14,728	13,930	18,444	12,898
Income tax expense (benefit)	7,516	(31,953)	6,003	8,883	5,843	841	3,060	(27,642)

Net income	$9,981	$44,746	$9,201	$3,630	$8,885	$13,089	$15,384	$40,540

Basic net income per common share	$0.43	$1.96	$0.40	$0.16	$0.39	$0.59	$0.70	$1.84

Diluted net income per common share	$0.43	$1.93	$0.40	$0.16	$0.39	$0.58	$0.69	$1.82

Basic weighted average common shares outstanding	23,134,072	22,858,573	22,856,951	22,830,040	22,654,240	22,307,488	22,060,636	22,050,512

Diluted weighted average common shares outstanding	23,479,796	23,200,736	23,194,360	23,167,729	22,967,192	22,620,707	22,372,786	22,323,551

Reconciliation of operating income to EBITDA (b):
Operating income	$17,359	$12,807	$15,003	$12,239	$14,647	$13,746	$16,118	$12,668
Add back: depreciation, amortization and accretion	11,270	11,174	10,689	8,781	7,304	6,698	5,899	4,226

EBITDA	$28,629	$23,981	$25,692	$21,020	$21,951	$20,444	$22,017	$16,894

% of total revenues	35.9%	31.9%	37.0%	32.2%	35.0%	34.6%	38.8%	30.9%

(a)	Slight variations in totals are due to rounding.

(b)	EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only.

USA MOBILITY, INC.
UNITS IN SERVICE ACTIVITY (a)
(unaudited and in thousands)

	For the three months ended
	3/31/09	6/30/09	9/30/09	12/31/09	3/31/10	6/30/10	9/30/10	12/31/10
Units in service
Beginning units in service
Direct one-way	2,349	2,198	2,079	1,969	1,881	1,804	1,749	1,692
Direct two-way	171	157	147	141	133	126	121	109

Total direct	2,520	2,355	2,226	2,110	2,014	1,930	1,870	1,801

Indirect one-way	196	161	139	116	101	90	82	75
Indirect two-way	99	91	84	71	67	79	75	74

Total indirect	295	252	223	187	168	169	157	149

Total beginning units in service	2,815	2,607	2,449	2,297	2,182	2,099	2,027	1,950

Gross placements
Direct one-way	67	74	64	55	53	62	58	45
Direct two-way	6	7	9	5	5	6	4	6

Total direct	73	81	73	60	58	68	62	51

Indirect one-way	8	9	7	6	3	3	3	2
Indirect two-way	4	2	1	2	15	1	1	1

Total indirect	12	11	8	8	18	4	4	3

Total gross placements	85	92	81	68	76	72	66	54

Gross disconnects
Direct one-way	(218)	(193)	(174)	(143)	(130)	(117)	(115)	(92)
Direct two-way	(20)	(17)	(15)	(13)	(12)	(11)	(16)	(9)

Total direct	(238)	(210)	(189)	(156)	(142)	(128)	(131)	(101)

Indirect one-way	(43)	(31)	(30)	(21)	(14)	(11)	(10)	(9)
Indirect two-way	(12)	(9)	(14)	(6)	(3)	(5)	(2)	(5)

Total indirect	(55)	(40)	(44)	(27)	(17)	(16)	(12)	(14)

Total gross disconnects	(293)	(250)	(233)	(183)	(159)	(144)	(143)	(115)

Net gain (loss)
Direct one-way	(151)	(119)	(110)	(88)	(77)	(55)	(57)	(47)
Direct two-way	(14)	(10)	(6)	(8)	(7)	(5)	(12)	(3)

Total direct	(165)	(129)	(116)	(96)	(84)	(60)	(69)	(50)

Indirect one-way	(35)	(22)	(23)	(15)	(11)	(8)	(7)	(7)
Indirect two-way	(8)	(7)	(13)	(4)	12	(4)	(1)	(4)

Total indirect	(43)	(29)	(36)	(19)	1	(12)	(8)	(11)

Total net change	(208)	(158)	(152)	(115)	(83)	(72)	(77)	(61)

Ending units in service
Direct one-way	2,198	2,079	1,969	1,881	1,804	1,749	1,692	1,645
Direct two-way	157	147	141	133	126	121	109	106

Total direct	2,355	2,226	2,110	2,014	1,930	1,870	1,801	1,751

Indirect one-way	161	139	116	101	90	82	75	68
Indirect two-way	91	84	71	67	79	75	74	70

Total indirect	252	223	187	168	169	157	149	138

Total ending units in service	2,607	2,449	2,297	2,182	2,099	2,027	1,950	1,889

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
AVERAGE REVENUE PER UNIT (ARPU) AND CHURN (a)
(unaudited)

	For the three months ended
	3/31/09	6/30/09	9/30/09	12/31/09	3/31/10	6/30/10	9/30/10	12/31/10
ARPU
Direct one-way	$8.11	$8.18	$8.08	$8.04	$8.16	$8.05	$8.07	$8.05
Direct two-way	23.68	23.62	23.42	23.59	23.61	23.55	23.11	22.57

Total direct	9.15	9.21	9.10	9.06	9.17	9.06	9.01	8.92

Indirect one-way	7.05	7.43	7.51	7.77	8.78	8.87	9.60	9.13
Indirect two-way	4.58	5.19	5.49	5.14	4.84	4.25	4.09	3.98

Total indirect	6.19	6.60	6.74	6.73	7.04	6.65	6.86	6.48

Total one-way	8.03	8.14	8.05	8.02	8.19	8.09	8.14	8.09
Total two-way	16.66	16.86	17.09	17.32	16.76	16.06	15.54	14.96

Total paging ARPU	$8.86	$8.96	$8.89	$8.88	$9.00	$8.87	$8.85	$8.74

Gross disconnect rate (b)
Direct one-way	-9.3%	-8.8%	-8.4%	-7.2%	-6.9%	-6.5%	-6.6%	-5.5%
Direct two-way	-11.8%	-11.0%	-10.2%	-8.9%	-9.1%	-8.5%	-13.0%	-8.5%

Total direct	-9.5%	-8.9%	-8.5%	-7.3%	-7.1%	-6.6%	-7.0%	-5.7%

Indirect one-way	-22.0%	-19.4%	-21.9%	-18.9%	-13.7%	-12.8%	-12.5%	-12.1%
Indirect two-way	-11.6%	-9.1%	-16.4%	-8.5%	-4.9%	-6.8%	-2.6%	-5.8%

Total indirect	-18.5%	-15.6%	-19.8%	-14.9%	-10.1%	-9.9%	-7.7%	-8.9%

Total one-way	-10.3%	-9.5%	-9.2%	-7.9%	-7.3%	-6.8%	-6.8%	-5.7%
Total two-way	-11.7%	-10.3%	-12.5%	-8.8%	-7.7%	-7.9%	-9.0%	-7.4%

Total paging gross disconnect rate	-10.4%	-9.6%	-9.5%	-8.0%	-7.3%	-6.9%	-7.0%	-5.9%

Net gain / loss rate (c)
Direct one-way	-6.4%	-5.4%	-5.3%	-4.4%	-4.1%	-3.1%	-3.2%	-2.7%
Direct two-way	-8.5%	-6.4%	-4.4%	-5.5%	-5.0%	-4.2%	-9.5%	-4.6%

Total direct	-6.6%	-5.5%	-5.2%	-4.5%	-4.2%	-3.1%	-3.6%	-2.8%

Indirect one-way	-17.8%	-13.7%	-16.9%	-13.6%	-10.5%	-9.8%	-9.2%	-9.8%
Indirect two-way	-8.2%	-7.2%	-14.9%	-5.2%	17.1%	-4.7%	-0.9%	-4.6%

Total indirect	-14.6%	-11.3%	-16.1%	-10.4%	0.7%	-7.4%	-5.1%	-7.2%

Total one-way	-7.3%	-6.0%	-6.0%	-5.0%	-4.4%	-3.4%	-3.5%	-3.0%
Total two-way	-8.4%	-6.7%	-8.2%	-5.4%	2.5%	-4.4%	-6.1%	-4.6%

Total paging net gain / loss rate	-7.4%	-6.0%	-6.2%	-5.0%	-3.8%	-3.5%	-3.8%	-3.2%

(a)	Slight variations in totals are due to rounding.

(b)	Gross disconnect rate is current period disconnected units divided by prior period ending units in service.

(c)	Net gain / loss rate is net current period placements and disconnected units in service divided by prior period ending units in service.

USA MOBILITY, INC.
SUPPLEMENTAL INFORMATION BY MARKET SEGMENT (a)
(unaudited)

	For the three months ended
	3/31/09	6/30/09	9/30/09	12/31/09	3/31/10	6/30/10	9/30/10	12/31/10
Gross placement rate (b)
Healthcare	3.7%	4.4%	3.8%	3.4%	3.5%	4.4%	3.9%	3.4%
Government	1.7%	2.4%	2.4%	1.9%	1.8%	1.9%	3.1%	1.5%
Large enterprise	2.4%	2.2%	3.3%	2.2%	2.1%	2.6%	1.9%	2.2%
Other	2.4%	2.5%	2.3%	2.2%	2.4%	2.0%	2.5%	2.3%

Total direct	2.9%	3.4%	3.3%	2.8%	2.9%	3.5%	3.4%	2.8%
Total indirect	3.9%	4.3%	3.7%	4.5%	10.9%	2.5%	2.6%	1.7%

Total	3.0%	3.5%	3.3%	3.0%	3.5%	3.4%	3.3%	2.7%

Gross disconnect rate (b)
Healthcare	-6.8%	-6.2%	-6.7%	-5.5%	-4.9%	-5.2%	-5.7%	-4.4%
Government	-9.9%	-10.7%	-10.7%	-9.4%	-9.1%	-8.3%	-8.3%	-7.3%
Large enterprise	-13.3%	-13.0%	-10.7%	-9.4%	-10.3%	-8.3%	-9.7%	-7.0%
Other	-13.0%	-12.4%	-10.6%	-10.1%	-11.0%	-9.6%	-9.3%	-8.6%

Total direct	-9.5%	-8.9%	-8.5%	-7.3%	-7.1%	-6.6%	-7.0%	-5.7%
Total indirect	-18.5%	-15.6%	-19.8%	-14.9%	-10.1%	-9.9%	-7.7%	-8.9%

Total	-10.4%	-9.6%	-9.5%	-8.0%	-7.3%	-6.9%	-7.0%	-5.9%

Net loss rate (b)
Healthcare	-3.1%	-1.8%	-2.9%	-2.1%	-1.4%	-0.8%	-1.8%	-1.1%
Government	-8.2%	-8.4%	-8.3%	-7.5%	-7.4%	-6.4%	-5.2%	-5.9%
Large enterprise	-10.9%	-10.9%	-7.4%	-7.2%	-8.1%	-5.7%	-7.8%	-4.8%
Other	-10.6%	-10.0%	-8.3%	-7.9%	-8.6%	-7.6%	-6.8%	-6.3%

Total direct	-6.6%	-5.5%	-5.2%	-4.5%	-4.2%	-3.1%	-3.6%	-2.8%
Total indirect	-14.6%	-11.3%	-16.1%	-10.4%	0.7%	-7.4%	-5.1%	-7.2%

Total	-7.4%	-6.0%	-6.2%	-5.0%	-3.8%	-3.5%	-3.8%	-3.2%

End of period units in service % of total (b)
Healthcare	44.9%	49.8%	51.5%	53.2%	54.5%	56.1%	57.1%	58.3%
Government	17.2%	15.6%	15.3%	14.9%	14.4%	14.1%	13.9%	13.5%
Large enterprise	12.0%	11.8%	11.8%	11.4%	10.9%	10.7%	10.2%	10.1%
Other	16.2%	13.7%	13.2%	12.8%	12.1%	11.4%	11.2%	10.8%

Total direct	90.3%	90.9%	91.8%	92.3%	91.9%	92.3%	92.4%	92.7%
Total indirect	9.7%	9.1%	8.2%	7.7%	8.1%	7.7%	7.6%	7.3%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

(a)	Slight variations in totals are due to rounding.

(b)	Changes in the classification of units in service are reflected in the quarter when such changes are identified. Such changes are then appropriately reflected in calculating the gross placement, gross disconnect and net loss rates.

USA MOBILITY, INC.
SUPPLEMENTAL INFORMATION — DIRECT UNITS IN SERVICE AND CELLULAR ACTIVATIONS (a)
(unaudited)

	For the three months ended
	3/31/09	6/30/09	9/30/09	12/31/09	3/31/10	6/30/10	9/30/10	12/31/10
Account size ending units in service (000’s)
1 to 3 units	137	126	118	109	101	95	88	84
4 to 10 units	82	75	70	66	62	58	54	52
11 to 50 units	199	183	168	158	149	140	130	123
51 to 100 units	125	112	104	97	92	86	79	76
101 to 1,000 units	626	580	546	519	499	483	456	436
>1,000 units	1,186	1,150	1,104	1,065	1,027	1,008	994	980

Total	2,355	2,226	2,110	2,014	1,930	1,870	1,801	1,751

End of period units in service % of total direct
1 to 3 units	5.8%	5.7%	5.6%	5.4%	5.2%	5.1%	4.9%	4.8%
4 to 10 units	3.5%	3.4%	3.3%	3.3%	3.2%	3.1%	3.0%	2.9%
11 to 50 units	8.4%	8.2%	8.0%	7.8%	7.7%	7.5%	7.2%	7.0%
51 to 100 units	5.3%	5.0%	4.9%	4.8%	4.8%	4.6%	4.4%	4.4%
101 to 1,000 units	26.6%	26.0%	25.9%	25.8%	25.9%	25.8%	25.3%	24.9%
>1,000 units	50.4%	51.7%	52.3%	52.9%	53.2%	53.9%	55.2%	56.0%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Account size net loss rate
1 to 3 units	-7.8%	-7.9%	-6.9%	-7.4%	-7.6%	-5.8%	-7.0%	-4.8%
4 to 10 units	-8.8%	-7.9%	-6.7%	-6.1%	-5.3%	-6.0%	-7.5%	-5.0%
11 to 50 units	-8.9%	-8.2%	-7.7%	-5.9%	-5.8%	-6.1%	-7.3%	-5.1%
51 to 100 units	-6.2%	-10.1%	-7.6%	-6.8%	-4.4%	-6.5%	-7.9%	-4.2%
101 to 1,000 units	-8.0%	-7.4%	-5.9%	-4.9%	-3.7%	-3.3%	-5.6%	-4.2%
>1,000 units	-5.1%	-3.1%	-4.0%	-3.5%	-3.7%	-1.9%	-1.3%	-1.5%

Total	-6.6%	-5.5%	-5.2%	-4.5%	-4.2%	-3.1%	-3.6%	-2.8%

Account size ARPU
1 to 3 units	$14.73	$15.07	$14.98	$15.03	$15.28	$15.37	$15.48	$15.57
4 to 10 units	14.00	14.30	14.24	14.21	14.37	14.35	14.51	14.56
11 to 50 units	11.41	11.65	11.54	11.45	11.86	12.01	12.18	12.26
51 to 100 units	10.30	10.13	10.06	10.06	10.67	10.76	10.69	10.72
101 to 1,000 units	8.94	9.04	8.89	8.82	9.00	8.93	8.82	9.00
>1,000 units	7.77	7.80	7.76	7.79	7.80	7.63	7.64	7.43

Total	$9.15	$9.21	$9.10	$9.06	$9.17	$9.06	$9.01	$8.92

Cellular revenue
Number of activations	2,389	2,207	2,633	2,253	2,354	1,885	1,885	1,990

Revenue from cellular services (000’s)	$991	$775	$980	$795	$708	$624	$532	$499

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONSOLIDATED OPERATING EXPENSES SUPPLEMENTAL INFORMATION (a)
(unaudited and in thousands)

	For the three months ended
	3/31/09	6/30/09	9/30/09	12/31/09	3/31/10	6/30/10	9/30/10	12/31/10
Cost of products sold	$1,669	$1,421	$1,593	$1,513	$1,209	$1,134	$819	$1,051

Service, rental and maintenance
Site rent	11,218	10,223	10,422	9,871	9,079	8,283	8,042	7,629
Telecommunications	4,485	4,284	3,945	3,885	3,831	3,467	3,341	3,066
Payroll and related	5,631	5,286	4,988	4,725	4,586	4,444	4,199	4,319
Stock based compensation	49	7	13	12	6	7	5	6
Other	1,572	1,490	1,582	1,622	1,439	974	1,234	1,201

Total service, rental and maintenance	22,955	21,290	20,950	20,115	18,941	17,175	16,821	16,221

Selling and marketing
Payroll and related	4,175	3,711	3,366	3,199	2,964	2,814	2,659	2,627
Commissions	1,201	1,422	1,328	1,131	1,164	1,367	1,163	1,007
Stock based compensation	109	26	26	26	17	22	17	17
Other	577	441	478	599	412	191	221	264

Total selling and marketing	6,062	5,600	5,198	4,955	4,557	4,394	4,060	3,915

General and administrative
Payroll and related	9,075	7,754	7,213	7,089	6,912	6,621	5,719	6,118
Stock based compensation	569	241	241	241	240	242	15	223
Bad debt	850	750	699	654	713	594	571	547
Facility rent	1,628	1,446	1,457	1,411	1,354	1,326	992	856
Telecommunications	771	721	720	702	657	603	518	480
Outside services	4,514	4,063	3,269	3,051	3,267	3,185	2,463	2,385
Taxes, licenses and permits	1,101	1,695	(680)	660	1,591	1,836	1,276	1,097
Other	1,678	6,131	3,131	1,481	1,078	1,517	1,353	3,123

Total general and administrative	20,186	22,801	16,050	15,289	15,812	15,924	12,907	14,829

Severance and restructuring	190	52	15	2,480	314	41	86	1,738
Depreciation, amortization and accretion	11,270	11,174	10,689	8,781	7,304	6,698	5,899	4,226

Operating expenses	$62,332	$62,338	$54,495	$53,133	$48,137	$45,366	$40,592	$41,980

Capital expenditures	$6,054	$4,355	$1,806	$5,014	$1,725	$563	$1,730	$4,720

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (a)
(in thousands)

	12/31/09	12/31/10
Assets
Current assets:
Cash and cash equivalents	$109,591	$129,220
Accounts receivable, net	19,051	13,419
Prepaid expenses and other	3,016	2,798
Tax receivables	5,117	5,004
Deferred income tax assets, net	1,068	3,915

Total current assets	137,843	154,356
Property and equipment, net	41,295	27,135
Intangible assets, net	226	511
Tax receivables	—	191
Deferred income tax assets, net	32,123	47,390
Other assets	2,061	1,075

Total assets	$213,548	$230,658

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$35,214	$27,495
Customer deposits	888	718
Deferred revenue	7,422	6,268

Total current liabilities	43,524	34,481
Other long-term liabilities	11,228	11,787

Total liabilities	54,752	46,268

Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	137,378	129,696
Retained earnings	21,416	54,692

Total stockholders’ equity	158,796	184,390

Total liabilities and stockholders’ equity	$213,548	$230,658

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(in thousands)

	For the twelve months ended
	12/31/09	12/31/10
Cash flows from operating activities:
Net income	$67,558	$77,898
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	41,914	24,127
Deferred income tax expense	32,433	(18,115)
Amortization of stock based compensation	1,560	817
Provisions for doubtful accounts, service credits and other	4,515	4,416
Non-cash transaction tax accrual adjustments	(7,218)	(1,402)
Loss (gain) on disposals of property and equipment	2	(12)
Changes in assets and liabilities:
Accounts receivable	1,553	1,216
Prepaid expenses, intangible assets and other assets	(434)	(164)
Accounts payable and accrued liabilities	482	(6,038)
Customer deposits and deferred revenue	(2,851)	(1,324)
Other long-term liabilities	(37,654)	—

Net cash provided by operating activities	101,860	81,419

Cash flows from investing activities:
Purchases of property and equipment	(17,229)	(8,738)
Proceeds from disposals of property and equipment	168	75

Net cash used in investing activities	(17,061)	(8,663)

Cash flows from financing activities:
Cash distributions to stockholders	(45,502)	(44,234)
Purchase of common stock	(4,738)	(8,893)

Net cash used in financing activities	(50,240)	(53,127)

Net increase in cash and cash equivalents	34,559	19,629
Cash and cash equivalents, beginning of period	75,032	109,591

Cash and cash equivalents, end of period	$109,591	$129,220

Supplemental disclosure:
Interest paid	$2	$—

Income taxes paid (state and local)	$447	$434

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (a)
(in thousands, except share and per share amounts)

	For the year ended December 31,
	2009	2010
Revenue:
Paging service	$262,958	$215,804
Cellular	3,541	2,363
Product sales	18,821	11,679
Other	4,386	3,408

Total revenue	289,706	233,254

Operating expenses:
Cost of products sold	6,196	4,213
Service, rental and maintenance	85,310	69,158
Selling and marketing	21,815	16,926
General and administrative	74,326	59,472
Severance and restructuring	2,737	2,179
Depreciation, amortization and accretion	41,914	24,127

Total operating expenses	232,298	176,075

% of total revenue	80.2%	75.5%

Operating income	57,408	57,179

% of total revenue	19.8%	24.5%

Interest income, net	69	16
Other income, net	530	2,805

Income before income tax benefit	58,007	60,000

Income tax benefit	(9,551)	(17,898)
Net income	$67,558	$77,898

Basic net income per common share (b)	$2.95	$3.50

Diluted net income per common share (b)	$2.90	$3.45

Basic weighted average common shares outstanding	22,918,904	22,265,961

Diluted weighted average common shares outstanding	23,260,431	22,567,030

Reconciliation of operating income to EBITDA (c):
Operating income	$57,408	$57,179
Add back: depreciation, amortization and accretion	41,914	24,127

EBITDA	$99,322	$81,306

% of total revenue	34.3%	34.9%

(a)	Slight variations in totals are due to rounding.

(b)	Basic and diluted net income per common share is computed independently for each period presented. As a result, the sum of the quarterly basic and diluted net income per common share for the years ended December 31, 2009 and 2010 may not equal the total computed for the year.

(c)	EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only.